Exhibit 99.1

ArcLight Clean Transition Corp. II Announces the Separate Trading of its Class A Ordinary Shares and Warrants Commencing May 13, 2021

Boston, Massachusetts, May 10, 2021— ArcLight Clean Transition Corp. II (Nasdaq: ACTDU) (the “Company”) announced today that, commencing May 13, 2021, holders of the units sold in the Company’s initial public offering of 27,500,000 units, completed on March 22, 2021, and the subsequent sale of an additional 3,616,305 units upon partial-exercise of the underwriters’ over-allotment option, on March 25, 2021, may elect to separately trade the Class A ordinary shares and warrants included in the units. Those units not separated will continue to trade on the Nasdaq Capital Market (“Nasdaq”) under the symbol “ACTDU,” and the Class A ordinary shares and warrants that are separated will trade on the Nasdaq under the symbols “ACTD” and “ACTDW,” respectively. Holders of units will need to have their brokers contact Continental Stock Transfer & Trust Company, the Company’s transfer agent, in order to separate the units into Class A ordinary shares and warrants.

The units were initially offered by the Company in an underwritten offering. Barclays Capital Inc. and Citigroup Global Markets Inc. are serving as joint book-running managers for the offering. A registration statement relating to the units and the underlying securities was declared effective by the Securities and Exchange Commission (the “SEC”) on March 22, 2021.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy the securities of the Company, nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction. The offering was made only by means of a prospectus. Copies of the prospectus may be obtained from Citigroup Global Markets Inc., c/o Broadridge Financial Solutions, 1155 Long Island Avenue, Edgewood, New York 11717, Telephone: 1-800-831-9146; or Barclays Capital Inc., c/o Broadridge Financial Solutions, 1155 Long Island Avenue, Edgewood, New York 11717, Telephone: 1-800-603-5847.

About ArcLight Clean Transition Corp. II

ArcLight Clean Transition Corp. II, led by Chairman Daniel Revers and President and Chief Executive Officer Jake Erhard, intends to pursue opportunities created by the accelerating transition toward sustainable use of energy and natural resources, but will not be limited to a particular industry or geographic region in its identification and acquisition of a target company.

Forward-Looking Statements

This press release may include “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements other than statements of historical fact included in this press release are forward-looking statements. When used in this press release, words such as “anticipate,” “believe,” “estimate,” “expect,” “intend” and similar expressions, as they relate to us or our management team, identify forward-looking statements. Such forward-looking statements are based on the beliefs of management, as well as assumptions made by, and information currently available to, the Company’s management. Actual results could differ materially from those contemplated by the forward-looking statements as a result of certain factors detailed in the Company’s filings with the SEC. All subsequent written or oral forward-looking statements attributable to us or persons acting on our behalf are qualified in their entirety by this paragraph. Forward-looking statements are subject to numerous conditions, many of which are beyond the control of the Company, including those set forth in the Risk Factors section of the Company’s registration statement and prospectus relating to the Company’s initial public offering filed with the SEC. The Company undertakes no obligation to update these statements for revisions or changes after the date of this release, except as required by law.

Media inquiries:

Marco Gatti, CFO

617-531-6300

investor.relations@arclightclean.com